Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Three Months Ended March 31,
	2007	2006

Railway operating revenues:
Coal	$557	$559
General merchandise	1,228	1,278
Intermodal	462	466
Total railway operating revenues	2,247	2,303

Railway operating expenses:
Compensation and benefits	681	721
Materials, services and rents	497	503
Depreciation	192	183
Diesel fuel	219	231
Casualties and other claims	52	53
Other	78	61
Total railway operating expenses	1,719	1,752

Income from railway operations	528	551

Other income - net	7	35
Interest expense on debt	115	120

Income before income taxes	420	466

Provision for income taxes:
Current	138	162
Deferred	(3)	(1)
Total income taxes	135	161

Net income	$285	$305

Earnings per share:
Basic	$0.72	$0.74
Diluted	$0.71	$0.72

Average shares outstanding (millions):
Basic	394.2	412.4
Diluted	402.3	421.8

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ millions)

	March 31,	Dec. 31,
	2007	2006

Assets

Current assets:
Cash, cash equivalents and short-term investments	$844	$918
Accounts receivable - net	991	992
Materials and supplies	161	151
Deferred income taxes	185	186
Other current assets	106	153
Total current assets	2,287	2,400

Investments	1,827	1,755

Properties less accumulated depreciation	21,128	21,098

Other assets	788	775
Total assets	$26,030	$26,028

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,084	$1,181
Income and other taxes	256	205
Other current liabilities	276	216
Current maturities of long-term debt	533	491
Total current liabilities	2,149	2,093

Long-term debt	6,000	6,109

Other liabilities	1,932	1,767

Deferred income taxes	6,321	6,444
Total liabilities	16,402	16,413

Stockholders' equity:
Common stock $1.00 per share par value	414	418
Additional paid-in capital	1,362	1,303
Accumulated other comprehensive loss	(364)	(369)
Retained income	8,236	8,283
	9,648	9,635

Less treasury stock at cost, 20,739,624 and
20,780,638 shares, respectively	(20)	(20)

      Total stockholders' equity

	9,628	9,615

      Total liabilities and stockholders' equity

	$26,030	$26,028

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

($ millions)

	Three Months Ended March 31,
	2007	2006

Cash flows from operating activities:
Net income	$285	$305
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	194	185
Deferred income taxes	(3)	(1)
Gains on properties and investments	(6)	(19)
Changes in assets and liabilities affecting operations:
Accounts receivable	1	(54)
Materials and supplies	(10)	(11)
Other current assets	31	28
Current liabilities other than debt	49	53
Other - net	45	24
Net cash provided by operating activities	586	510

Cash flows from investing activities:
Property additions	(236)	(256)
Property sales and other transactions	36	52
Investments, including short-term	(289)	(354)
Investment sales and other transactions	233	267
Net cash used for investing activities	(256)	(291)

Cash flows from financing activities:
Dividends	(88)	(66)
Common stock issued - net	41	183
Purchase and retirement of common stock (note 1)	(276)	(67)
Debt repayments	(64)	(32)

Net cash provided by (used for) financing activities	(387)	18

Net increase (decrease) in cash and cash equivalents	(57)	237

Cash and cash equivalents:
At beginning of year	527	289

At end of period	470	526

Short-term investments at end of period	374	1,016

Cash, cash equivalents and short-term investments at end of period

	$844	$1,542

Supplemental disclosure of cash flow information

Cash paid during the period for:
Interest (net of amounts capitalized)	$63	$63
Income taxes (net of refunds)	$8	$17

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   STOCK REPURCHASE PROGRAM -

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the authorization term was shortened from December 31, 2015, to December 31, 2010.  During the first quarter of 2007, NS purchased and retired 5.6 million shares of common stock at a cost of $276 million.  Since inception, NS has purchased and retired 27.4 million shares at a total cost of $1.2 billion under this program.